Unocal [Logo appears here]

                                           Samuel H. Gillespie III
                                           Senior Vice President
                                           Chief Legal Officer & General Counsel
                                           Tel:  310.726.7783
                                           Fax:  310.726.7815
                                           sgillespie@unocal.com

                                       June 7, 2004



Unocal Corporation
2141 Rosecrans Avenue
Suite 4000
El Segundo, California  90245

         Re:      Unocal Corporation:
                  2004 Management Incentive Program
                  ---------------------------------

Ladies and Gentlemen:

         I am the Senior Vice President, Chief Legal Officer and General Counsel of Unocal Corporation, a Delaware corporation ("Unocal"), and as such I, and
                                                ------
attorneys working for me, have acted on behalf of Unocal as counsel in connection with the preparation of the Registration Statement on Form S-8 (the "Registration Statement"), which Unocal proposes to file with the Securities and
 ----------------------
Exchange Commission. The Registration Statement relates to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of
                                                   --------------
12,000,000 shares (the "Shares") of Unocal Common Stock, par value $1.00 per share, issued under the 2004 Management Incentive Program (the "Plan").
                                                                ----

         This opinion is rendered in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the Securities and Exchange Commission.

         I, or such attorneys working for me, have examined or considered such matters of law and fact and such corporate records, certificates and other documents as I, or they, have deemed necessary, including, but not limited to: the Certificate of Incorporation and Bylaws of Unocal, as amended to date; the Rights Agreement, dated as of January 5, 2000, between Unocal and Mellon Investor Services, L.L.C., as Rights Agent, as amended by Amendment to Rights Agreement dated as of March 27, 2002; certain resolutions adopted by the Board of Directors of Unocal at a meeting duly called and held on February 10, 2004 and by the stockholders at a meeting duly called and held on May 24, 2004; the Plan; and certificates and other information obtained from public officials and officers and employees of Unocal and its subsidiaries. In the course of such examination, I, and such attorneys working for me, have assumed the genuineness of all signatures, the authenticity of all documents submitted as originals and the conformity to the originals of all documents submitted as certified, photostatic or conformed copies. I have


Unocal Corporation 2141 Rosecrans Avenue, Suite 4000, El Segundo, CA 90245 relied, as to certain legal matters, on the advice of such attorneys working for me who are more familiar with such matters.

         I am licensed to practice law in the state of New York and am familiar with the Delaware General Corporation Law, the Delaware Constitution and reported judicial decisions interpreting these laws. Therefore, the following opinions are limited to the Delaware General Corporation Law and the Delaware Constitution and reported judicial decisions interpreting these laws, and the federal laws of the United States, to the exclusion of all other jurisdictions.

         Based on and subject to the foregoing, I am of the opinion that the Shares were duly authorized for issuance by the Board of Directors of Unocal and that, when one or more certificates evidencing the Shares has been duly countersigned by the transfer agent and registrar for the Common Stock, and the Shares have been issued to and paid for in accordance with the Plan and procedures established between the transfer agent and registrar for the Common Stock and The Depository Trust Company, the shares will be validly issued, fully paid and non-assessable.

         I hereby consent to the filing of this opinion with the Securities and Exchange Commission as an Exhibit to the Registration Statement and to the reference to me under the caption "Interests of Named Experts and Counsel" therein. In giving this consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

                                       Sincerely,

                                       /S/ Samuel H. Gillespie III